 Exhibit 5.1

Akerman LLP
Las Olas Centre II, Suite 1600
350 East Las Olas Boulevard
Fort Lauderdale, FL 33301-2999
Tel: 954.463.2700
Fax: 954.463.2224

June 29, 2017

RumbleON, Inc.
4521 Sharon Road, Suite 370
Charlotte, North Carolina 28211

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to RumbleON, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders listed in the prospectus included in the Registration Statement of 8,993,541 shares of Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”).

In connection with the Registration Statement, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the outstanding shares of Class B Common Stock are duly authorized, validly issued, fully paid, and non-assessable shares of Class B Common Stock of the Company.

We are attorneys licensed in Florida, and as such, the opinion herein assumes the laws of the state of Nevada are identical to those of Florida and we express no opinion as to the laws of any other jurisdiction, other than the federal securities laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Akerman LLP